Exhibit 99.1

Alico, Inc. Initial Hurricane Ian Assessment: 125 year-old Company Weathers Latest Storm

Alico, Inc. remains strong following the historic Hurricane Ian. Most importantly, we are grateful that none of our 200+ employees were casualties from this devastating storm in Southwest Florida this week. The full impact of Hurricane Ian on Alico’s assets and operations is still being assessed at this time, but we believe the lessons learned over the past 125 years, especially since Hurricane Irma in 2017, allowed us to be better prepared prior to landfall and to more rapidly begin recovery after impact. The implementation of our disaster programs, our dedicated workforce, and experienced management appear to have limited the damage to our properties.

Our 48,900 acres of citrus groves, which are located in Charlotte, Collier, DeSoto, Hardee, Hendry, Highlands and Polk Counties, sustained hurricane or tropical storm force winds for varying durations of time. Field assessments are ongoing, but initial observations include significant drop of fruit from trees and the magnitude of this drop will be formally calculated by our staff and our insurance companies over the coming weeks. As of the time of this press release, initial inspections indicate that substantially all of our trees remain intact, with the exception of a single grove in Charlotte County that was in the direct path of the storm. We believe this indicates that Company-wide, the greater impact of the storm will be on production in the current season, and possibly next season, rather than on long-term production.

Alico did not experience any significant flooding at our properties. Our leased office headquarters in Ft. Myers in Lee County was not damaged, and our other property and equipment also was not materially impacted.

Alico maintains crop insurance for catastrophic events on all of our groves. While all of our groves experienced an impact from Hurricane Ian, not all of our groves may have suffered enough damage for insurance claims. Alico maintains insurance for catastrophic loss of trees, which is not likely to be significant from this storm. Alico also maintains property and casualty insurance for any of our structures damaged from this storm. The Company will work closely with Florida Citrus Mutual, the citrus industry trade group, and government agencies on potential federal relief funds and will seek any and all federal, state or local assistance programs to aid in our recovery.

Alico will still be supplying Tropicana, Peace River, Cutrale and Florida’s Natural with all available fruit during the upcoming harvest season, which will begin later this year. There are no minimum quantities required to be delivered under our supply contracts, so there is no exposure to penalties due to the anticipated diminished crop size this year.

Based upon prior experience with serious storms of this nature, we expect it will take at least two seasons for the groves to recover to pre-hurricane production levels. Although past experience is not a predictor of future results, Alico saw its production increase 9% above pre-hurricane levels within a single season following Hurricane Irma in September 2017.

Alico has improved its balance sheet substantially in recent years, and currently has approximately $89 million of undrawn capacity under its revolving and working capital lines of credit. The majority of Alico’s long-term debt does not require principal payments until 2029. The Alico Ranch, which does not appear to have been adversely impacted by Hurricane Ian in any significant respect, still has more than 24,000 acres of ranchland and pasture available for sale.

As Alico learns more material information about the impact this storm had on its operations, we will seek to issue additional information through press releases and other announcements.

About Alico

Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation’s largest citrus producers, and Land Management and Other Operations, which include land leasing and related support operations. Learn more about Alico (Nasdaq: “ALCO”) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These forward-looking statements are based on Alico’s current expectations, estimates and projections about our business based, in part, on assumptions made by our management and can be identified by terms such as “plans,” “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “believes,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance, or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules, including tax laws and tax rates; climate change; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and their by-products, such as the freeze in the last week of January 2022 or Hurricane Ian in the last week of September 2022; increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; market pricing of citrus; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy, including, but not limited to, changes due in part to the deadly conflict in Ukraine; changes in interest rates; availability of refinancing; availability of financing for land development activities and other growth and corporate opportunities; onetime events; acquisitions and divestitures; ability to make strategic acquisitions or divestitures; ability to redeploy proceeds from divestitures; ability to consummate selected land acquisitions; ability to take advantage of tax deferral options; ability to retain executive officers and to replace departed executive officers; ability to replace the Company’s primary third party grove management customer and even further expand the third party grove management program; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; impact of the COVID-19 outbreak and coronavirus pandemic on our agriculture operations, including without limitation demand for product, supply chain, health and availability of our labor force, the labor force of contractors we engage, and the labor force of our competitors; other risks related to the duration and severity of the COVID-19 outbreak and coronavirus pandemic and its impact on Alico’s business; the impact of the COVID-19 outbreak and coronavirus pandemic on the U.S. and global economies and financial markets, including without limitation related legislative and regulatory initiatives; access to governmental loans and incentives; access to governmental relief programs; settlement of insurance claims; any reduction in the public float resulting from repurchases of common stock by Alico; changes in equity awards to employees; whether the Company's dividend policy, including its recent increased dividend amounts, is continued; expressed desire of certain of our stockholders to liquidate their shareholdings by virtue of past market sales of common stock, by sales of common stock or by way of future transactions designed to consummate such expressed desire; political changes and economic crises; ability to implement ESG initiatives; competitive actions by other companies; increased competition from international companies; changes in environmental regulations and their impact on farming practices; the land ownership policies of governments; changes in government farm programs and policies and international reaction to such programs; changes in pricing calculations with our customers; fluctuations in the value of the U.S. dollar, interest rates, inflation and deflation rates; length of terms of contracts with customers; impact of concentration of sales to one customer; changes in and effects of crop insurance programs, global trade agreements, trade restrictions and tariffs; soil conditions, harvest yields, prices for commodities, and crop production expenses. Other risks and uncertainties include those that are described in Alico’s SEC filings, including those Risk Factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, and our Quarterly Reports on Form 10-Q, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

Investor Relations

(646) 374-4770

InvestorRelations@alicoinc.com

John E. Kiernan

President and Chief Executive Officer

(239) 226-2000

jkiernan@alicoinc.com